EXHIBIT 99.1

Mankato, Minn. / May 16, 2011 - Winland Electronics, Inc. (NYSE Amex: WEX) today reported sales of Proprietary Environmental Monitoring products of $920,000 for the first quarter ended March 31, 2011 up $73,000, or 8.6 percent, from the $847,000 that the Company reported in the comparable period in 2010.  Net loss from the quarter totaled $206,000, or $0.06 per share, an improvement over a loss of $539,000 in the first quarter of 2010. The loss for the current quarter was attributable primarily to increased product costs and significant non-recurring financing fees.

The Company reported an operating loss of $161,000 for the three months ended March 31, 2011 compared to an operating loss of $374,000 for the same period in 2010. Gross margins for the three months ended March 31, 2011 decreased to 29.6 percent from 40.1 percent compared to the comparable period in 2010. The decline in margins was forecasted, based on the terms of the manufacturing agreement signed with Nortech Systems Incorporated, which purchased the Company’s Electronic Manufacturing Services business segment on January 1, 2011.

 “We were encouraged by our sales trends in the first quarter,” said Brian Lawrence, Winland’s Chief Financial Officer and Senior Vice President.  “Our year-over-year increase in sales was attributable primarily to increased sales of approximately $158,000 to our largest distributor, offset by moderate sales declines among a number of smaller customers.”

In early 2011 the Company’s largest customer completed a restructuring of its stocking program.  As a result, the Company received non-customary stocking orders in January for $350,000 to be delivered throughout the balance of the first quarter and April 2011. In addition to these non-customary stocking orders, the Company continues to receive regular weekly stocking orders, reinforcing the demand our products have in the markets served.

During the quarter, the Company continued to benefit from the lower cost structure that has resulted from the restructuring of its business.  General and administrative expenses for the quarter were $207,000, down $253,000, or 55 percent, versus the comparable period in 2010.  Sales and marketing expenses totaled $226,000 for the three months ended March 31, 2011, a decrease of $28,000 compared to the same time period a year ago.

“During the quarter we continued our progress of increasing market awareness and subsequent sales for our products,” Mr. Lawrence continued.  “Market awareness and lower cost structure are critical to our future profitability.”

About Winland Electronics

Winland Electronics, Inc. (www.winland.com), is an industry leader of critical condition monitoring devices. Products including EnviroAlert, WaterBug, TempAlert, Vehicle Alert and more are designed in-house to monitor critical conditions for industries including health/medical, grocery/food service, commercial/industrial, as well as agriculture and residential. Proudly made in the USA, Winland products are compatible with any hard wire or wireless alarm system and are available through distribution world wide.  Headquartered in Mankato, MN, Winland trades on the NYSE Amex Exchange under the symbol WEX.

CONTACT:           Brian Lawrence                                                     Tony Carideo
CFO & Senior Vice President                                     The Carideo Group, Inc.
(507) 625-7231                                                               (612) 317-2881

Cautionary Statements

Certain statements contained in this press release and other written and oral statements made from time to time by the Company do not relate strictly to historical or current facts. As such, they are considered forward-looking statements, which provide current expectations or forecasts of future events. The statements included in this release with respect to the following matters are forward looking statements; (i) that the Company’s investment in sales and marketing continued to increase market awareness of the solutions its products offer in monitoring critical environments and (ii) that market awareness and lower cost structure are critical to the Company’s future profitability.  These statements involve a variety of risks and uncertainties, known and unknown, including among other risks that (i) the Company’s investment in sales and marketing does not in fact increase market awareness of the solutions its products offer in monitoring critical environments and (ii) that increased market awareness and a lower cost structure do not in fact result in the Company being profitable.  Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

Tables to follow

WINLAND ELECTRONICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2011 and 2010
(In Thousands, Except Share and Per Share Data)

	March 31,
	2011	2010
Net sales	$920	$847
Cost of sales	648	507
Gross profit	272	340

Operating expenses:
General and administrative	207	460
Sales and marketing	226	254
	433	714

Operating loss	(161)	(374)

Other income (expenses):
Interest expense	(24)	(12)
Other, net	2	2
	(22)	(10)

Loss from continuing operations before income taxes	(183)	(384)

Income tax benefit	(9)	(2)
Loss from continuing operations	(192)	(386)
Loss from discontinued operations, net of tax	(14)	(153)

Net loss	$(206)	$(539)

Loss per common share data:
Basic and diluted	$(0.06)	$(0.15)
Loss from continuing operations per common share data:
Basic and diluted	$(0.06)	$(0.11)
Loss from discontinued operations per common share data:
Basic and diluted	$(0.00)	$(0.04)
Weighted-average number of common shares outstanding:
Basic and diluted	3,699,230	3,686,435

WINLAND ELECTRONICS, INC.
CONDENSED BALANCE SHEETS
(In Thousands, Except Share Data)
ASSETS	March 31, 2011	December 31, 2010
	(Unaudited)
Current Assets
Cash and cash equivalents	$747	$318
Accounts receivable, less allowance for doubtful
accounts of $10 as of March 31, 2011 and December 31, 2010	768	547
Receivable due from EMS asset sale	882	-
Refundable income taxes	205	277
Inventories	143	112
Prepaid expenses and other assets	90	87
Current assets of discontinued operations	715	4,649
Total current assets	3,550	5,990

Property and Equipment, at cost
Property and equipment	3,755	3,750
Less accumulated depreciation and amortization	1,480	1,447
Net property and equipment	2,275	2,303
Property and equipment of discontinued operations, net	-	1,151
Total assets	$5,825	$9,444

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Revolving line-of-credit	$-	$1,249
Current maturities of long-term debt	421	448
Accounts payable	414	381
Other short-term tax liabilities	-	68
Accrued liabilities:
Compensation	348	410
Other	26	35
Current liabilities of discontinued operations	128	2,084
Total current liabilities	1,337	4,675

Long-Term Liabilities
Deferred revenue	112	114
Long-term liabilities of discontinued operations	-	29
Total long-term liabilities	112	143
Total liabilities	1,449	4,818

Stockholders’ Equity
Common stock, par value $0.01 per share; authorized 20,000,000 shares; issued and
outstanding 3,701,630 as of March 31, 2011 and 3,699,230 shares as of December 31, 2010	37	37
Additional paid-in capital	4,981	5,025
Accumulated deficit earnings	(642)	(436)
Total stockholders’ equity	4,376	4,626
Total liabilities and stockholders’ equity	$5,825	$9,444

WINLAND ELECTRONICS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)
	For the Three Months Ended March 31,
	2011	2010
Cash Flows From Operating Activities
Net loss	$(206)	$(539)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	33	200
Non-cash stock based compensation	(46)	18
Increase in allowance for doubtful accounts	-	6
Gain on disposal of equipment	-	(6)
Loss on sale of EMS business unit	14	-
Changes in assets and liabilities:
Accounts receivables	(371)	(35)
Refundable income taxes	72	2
Inventories	(31)	(826)
Prepaid expenses	(3)	(31)
Accounts payable and checks written in excess of
bank balances	33	913
Accrued expenses, including deferred revenue and
other short and long term tax liabilities	(194)	159
Net cash used in operating activities	(699)	(139)

Cash Flows From Investing Activities
Purchases of property and equipment	(5)	(9)
Proceeds from sale of property and equipment	-	6
Sale of inventory from discontinued operations	1,753	-
Cash from sale of EMS business unit, net of transaction costs	654	-
Net cash provided by (used in) investing activities	2,402	(3)

Cash flows From Financing Activities
Net borrowings (payments) on revolving credit agreement	(1,249)	179
Net principal payments on long-term borrowings,
including capital lease obligations	(27)	(92)
Cash received from exercise of stock options	2	-
Net cash provided by (used in) financing activities	(1,274)	87

Net increase (decrease) in cash	429	(55)

Cash
Beginning	318	55
Ending	$747	$-

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$24	$21
Cash payments for income taxes	$10	$-
Non-cash investing activities
Receivable recorded for sale of EMS Busniess unit	$500	$-
Accrued transaction costs for sale of EMS business unit	$100	$-